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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of Report (Date of Earliest Event Reported) NOVEMBER 8, 1995

                               WORK RECOVERY, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                    Colorado
                 (State or Other Jurisdiction of Incorporation)

             0-18695                                     68-0165800
      (Commission File Number)                         (IRS Employer
                                                      Identification No.)

         2341 South Friebus Avenue, Suite 14, Tucson, Arizona  85713
        (Address of Principal Executive Offices)              (Zip Code)

                                (520) 322-6634
             (Registrant's Telephone Number, Including Area Code)

        (Former Name or Former Address, if Changed Since Last Report)

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              INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.  Other Events.

       On November 8, 1995, The Nasdaq Stock Market, Inc.("Nasdaq") notified Work Recovery, Inc., a Colorado corporation (the "Company"), that it was denying the Company's request for an exception from Nasdaq's listing requirements and delisting the Company's securities from Nasdaq effective with the opening of business on Thursday, November 9, 1995.

       Nasdaq noted that its Listing Qualifications Committee (the "Committee") "was of the opinion that the continued delinquency of the [C]ompany's Form 10-K report for the year ended June 30, 1995 and the seriousness of the allegations of the SEC and FBI investigations and the shareholder litigation are matters which the [C]ompany will not be able to resolve in the near term. As a result, the Committee, in accordance with The Nasdaq Stock Market's obligation to all its listed companies and the respective current and future shareholders, determined that an exception for listing on either the Nasdaq National Market or The Nasdaq SmallCap Market is not appropriate."

       As a result of the Company's delisting from Nasdaq, the market value of the Company's securities probably will decline and stockholders probably will find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Company's securities. In addition, given the present market price of the Company's securities, if no other exclusion from the definition of a "penny stock" under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is available, the Company's securities will be subject to the Penny Stock Rules promulgated under the Exchange Act. The Company's securities will be excluded from the definition of a "penny stock" if: (1) the Company has (a) net tangible assets (i.e., total assets less intangible assets and liabilities) in excess of $2,000,000 or (b) average revenue of at least $6,000,000 for the last three years, and (2) such net tangible assets or average revenues are demonstrated by financial statements audited and reported on by an independent public accountant and dated less than 15 months prior to the date of the transaction that the broker or dealer has reviewed and has a reasonable basis for believing are accurate in relation to the date of the transaction. Although the Company currently meets both of the financial tests set forth in (1) above, it does not presently have financial statements that have been audited and reported on by an independent public


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accountant within the last 15 months. Thus, until such time as the Company is able to publish such financial statements, it will be subject to the Penny Stock Rules.

       The Penny Stock Rules regulate broker-dealer practices in connection with "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The Penny Stock Rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation.

       In addition, the Penny Stock Rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These requirements, if and when applicable, may make broker-dealers less willing to engage in transactions in the Company's securities, may reduce trading activity in the market for the Company's securities, and may make it more difficult for the Company's stockholders to dispose of their shares.

                                    EXHIBITS

       No exhibits are required to be filed in connection with this report on Form 8-K.


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                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

       Date:  November 10, 1995.

                                  WORK RECOVERY, INC.

                                  by:  /s/ THOMAS L. BRANDON
                                      ---------------------------
                                      Thomas L. Brandon, President
                                      and Chief Executive Officer